Exhibit 10.2

AMENDMENT NO. 4 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 4 TO TERM LOAN AGREEMENT, dated as of May 6, 2024 (this “Amendment No. 4”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), PIEDMONT OFFICE REALTY TRUST, INC., a Maryland corporation (“Parent”), U.S. BANK NATIONAL ASSOCIATION, as the administrative agent (in such capacity, the “Agent”) and as a Lender (in such capacity ,“U.S. Bank”) and the undersigned Lenders party hereto. Reference is made to that certain Term Loan Agreement, dated as of March 29, 2018, as amended by Amendment No. 1 to Term Loan Agreement dated as of September 28, 2018 (“Amendment No. 1”), as further amended by Amendment No. 2 to Term Loan Agreement dated as of March 3, 2020 (“Amendment No. 2”), and as further amended by Amendment No. 3 to Term Loan Agreement dated as of March 29, 2023 (“Amendment No. 3”) (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”), by and among Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, Borrower has requested that the Requisite Lenders and the Agent make certain amendments to the Credit Agreement, and the Requisite Lenders and the Agent are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

As of the Amendment Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:

1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by amending and restating the following definitions in their entirety as follows:

“Capitalization Rate” means (i) six and three-quarters percent (6.75%) for CBD or Urban Infill Properties and (ii) seven and one-quarter percent (7.25%) for all other office and other Properties.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, but excluding (a) any debt securities convertible into any of the foregoing and any Permitted Indebtedness and (b) any Permitted Indebtedness Hedging Agreement.

“Total Asset Value” means the sum of all of the following of the Parent and the Parent’s Share of the following (excluding, with respect to Unconsolidated Affiliates, assets of the type described in the following clause (a)) with respect to Consolidated Subsidiaries and Unconsolidated Affiliates: (a) cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits); provided that no such cash and cash equivalents will be added to Total Asset Value to the extent unrestricted cash and cash equivalents (in an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Indebtedness as applicable, that matures within twenty-four (24) months) have been deducted from Total Indebtedness in the calculation of the financial covenants, plus (b) with respect to each Stabilized Property owned by the Borrower or any Consolidated Subsidiary, the quotient of (i) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (ii) the applicable Capitalization Rate, plus (c) with respect to each Acquisition Property, each Development Property and each Transition Property, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the quotient of (A) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (B) the applicable Capitalization Rate, plus (d) the GAAP book value (after taking into account any impairments) of Unimproved Land, Mortgage Receivables and other promissory notes, plus (e) the quotient of (i) the management fee income of the Borrower and its Subsidiaries for the fiscal quarter most recently ended times 4, divided by (ii) 15%, plus (f) the undepreciated GAAP book value (after taking into account any impairments) of other tangible assets. For purposes of determining Total Asset Value, (A) Net Operating Income from Properties disposed of by the Borrower or any Consolidated Subsidiary during the immediately preceding fiscal quarter of the Parent (and, if determining Total Asset Value other than at the end of a fiscal quarter, disposed of by the Borrower or a Consolidated Subsidiary during the current fiscal quarter of the Parent) shall be excluded, (B) if determining Total Asset Value other than at the end of a fiscal quarter, the value of any Stabilized Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above and (C) if any Property being valued by reference to its Net Operating Income has negative Net Operating Income, the value of such Property shall be deemed to be zero. In no event, however, shall Total Asset Value be deemed to include intercompany loan assets that are eliminated upon consolidation in accordance with GAAP.

For purposes of this definition, to the extent the aggregate Total Asset Value attributable to (1) Development Properties, (2) Transition Properties, (3) Unimproved Land, (4) Mortgage Receivables and other promissory notes and (5) Investments in (x) general and limited partnerships, joint ventures, other Persons which investments are accounted for on an equity basis in accordance with GAAP and (y) Persons that are not Subsidiaries would exceed 35% of the Total Asset Value, such excess shall be excluded.

“Unencumbered Asset Value” means the sum of all of the following of the Parent and the Parent’s Share of the following (excluding assets of the type described in the following clauses (a), (e) and (f) owned by any Partially-Owned Entity) with respect to Wholly Owned Subsidiaries and Partially-Owned Entities: (a) unrestricted cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits); provided that no such cash and cash equivalents will be added to Unencumbered Asset Value to the extent unrestricted cash and cash equivalents (in an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Unsecured Indebtedness that matures within twenty-four (24) months) have been deducted from Unsecured Indebtedness in the calculation of the financial covenants, (b) the Unencumbered NOI (excluding NOI attributable to Acquisition Properties, Development Properties and Transition Properties) for the fiscal quarter most recently ended times 4 divided by the applicable Capitalization Rate, plus (c) with respect to Eligible Properties that are Acquisition Properties or Transition Properties, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (d) with respect to Development Properties owned by the Borrower, any Subsidiary and/or any Partially-Owned Entity that meet the requirements of clauses (b) through (d), (e) (with respect to title defects and environmental conditions only), (f) and (g) of the definition of “Eligible Property”, the greater of (1) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (2) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (e) with respect to any Unimproved Land and any Mortgage Receivables secured by a first-priority Mortgage that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such Unimproved Land and Mortgage Receivables, plus (f) with respect to any other promissory notes that consist of Mortgage Receivables secured by Mortgages that are not a first-priority Mortgage or promissory notes secured by a pledge of direct or indirect equity interests in a real property-owning entity (each a “mezzanine loan”), that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such promissory note (excluding the portion of the GAAP book value of any promissory note which exceeds 75% of the value of the collateral securing the loan evidenced by such note, where the value of such collateral is determined as follows: (i) if, as of the date of determination, the promissory note was created either during the current fiscal year of the obligor under the mortgage loan that is senior to such promissory note or during the most recently completed fiscal year of such obligor and prior to the delivery of financial information of such obligor for such fiscal year to the Borrower, the value determined by the Borrower in good faith at the time such promissory note was created, and otherwise (ii) (A) the NOI of the real property securing such senior mortgage loan for the most recently completed fiscal year of such obligor for which the financial information of such obligor has been reported to the Borrower as determined by the Borrower in good faith divided by the Capitalization Rate applicable to such real property, less (B) the principal balance of such senior mortgage loan and any other mezzanine loan that is senior to such promissory note). For purposes of this definition, (A) to the extent the Unencumbered Asset Value attributable to Development Properties, Transition Properties (other than the Excluded Properties), Properties owned or leased by Partially-Owned Entities, Mortgage Receivables, other promissory notes and Unimproved Land would exceed 20% of the Unencumbered Asset Value, such excess shall be excluded, (B) if determining Unencumbered Asset Value other than at the end of a fiscal quarter, the value of any

Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above and (C) if any Property being valued by reference to its NOI has negative NOI, the value of such Property shall be deemed to be zero. In no event, however, shall Unencumbered Asset Value be deemed to include intercompany loan assets that are eliminated upon consolidation in accordance with GAAP.

1.2 Further Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by inserting the following new definitions immediately after the definition of “PBGC”:

“Permitted Indebtedness” means convertible debt securities of the Borrower or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary (other than the Borrower), (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).

“Permitted Indebtedness Hedging Agreement” means (a) a Derivatives Contract pursuant to which the Borrower or the Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower or the Parent common stock of the Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Borrower or the Parent in connection with any Derivatives Contract described in clause (a) above, a Derivatives Contract pursuant to which the Borrower or the Parent issues to the counterparty thereto warrants to acquire common stock of the Parent (or a substantively equivalent derivative transaction) in each case, entered into by the Borrower or the Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Indebtedness.

1.3 Amendment to Section 9.5. Section 9.5 of the Credit Agreement is amended by amending and restating clauses (a), (b) and (c) of such section as follows:

“(a) ownership of Equity Interests in Subsidiaries and Unconsolidated Affiliates; provided that, only in the case such Investment is to be made in cash, notwithstanding anything to the contrary contained herein, the purchase or acquisition of additional Equity Interests in a Subsidiary or Unconsolidated Affiliate is permitted only so long as immediately prior to such purchase or acquisition, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, provided that, only in the case such Investment is to be made in cash, so long as in each case immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(c) Investments (including in the form of intercompany Indebtedness) made by Parent in the Borrower;”

1.4 Amendment to Section 10.1(e). Section 10.1(e) of the Credit Agreement is amended by inserting the following new proviso at the end of Section 10.1(e) before the period:

; provided that the conversion of Permitted Indebtedness by the holders or beneficial owners thereof or the repurchase of Permitted Indebtedness, in each case, in accordance with the terms of such Permitted Indebtedness shall not constitute a default, event or condition described in this clause (e), regardless of the settlement method applicable to any such conversion;

1.5 Amendments to Schedule 6.1(f) – Part I. Schedule 6.1(f) – Part I of the Credit Agreement is amended by deleting such Schedule in its entirety and replacing it with Exhibit A attached hereto.

1.6 Amendment to Schedule 6.1(x). Schedule 6.1(x) to the Loan Agreement is deleted and the Schedule 6.1(x) attached hereto as Exhibit B is substituted in place thereof.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PARENT AND BORROWER.

In order to induce the Agent and Requisite Lenders to enter into this Amendment No. 4, each of Parent and Borrower represents and warrants to each undersigned Lender and the Agent that the following statements are true, correct and complete:

2.1 Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 4 and the Credit Agreement as amended by this Amendment No. 4 (the “Amended Agreement”, and together with this Amendment No. 4, the “Amendment Documents”) to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of the Amendment Documents has been duly executed and delivered by the duly authorized officers or other representatives of Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

2.2 The execution, delivery and performance of each of the Amendment Documents in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to Borrower or Parent; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or Parent, or any indenture, agreement or other instrument to which Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or Parent.

2.3 The representations and warranties made or deemed to be made by each Loan Party and Borrower contained in Article VI of the Credit Agreement and in the Loan Documents to which any of them is a party are and will be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such earlier date and except for changes in factual circumstances not prohibited by the Credit Agreement.

2.4 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 4 that would constitute a Default or Event of Default.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

This Amendment No. 4 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrower, the Parent, the Agent, and the Lenders constituting the Requisite Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 4.

B. The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented at least one (1) Business Day prior to the execution of this Amendment No. 4 (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 4.

SECTION 4. MISCELLANEOUS.

4.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effective date of this Amendment No. 4, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment No. 4 shall constitute a “Loan Document” under the Credit Agreement.

(b) Except as specifically amended by this Amendment No. 4, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment No. 4 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

4.2 Headings. Section and subsection headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose or be given any substantive effect.

4.3 Applicable Law. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.4 Counterparts; Effectiveness. This Amendment No. 4 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 4 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 4. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 4 and/or any document to be signed in connection with this Amendment No. 4 and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. Unless set forth in writing to the contrary, execution of this Amendment No. 4 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 2 shall have been satisfied or waived to the satisfaction of such Lender.

4.5 Jurisdictions; Immunities; Waiver of Jury Trial. The provisions of Section 12.4 of the Credit Agreement shall apply to this Amendment No. 4 and are hereby incorporated by reference mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

PIEDMONT OPERATING PARTNERSHIP, LP

By:	Piedmont Office Realty Trust, Inc., its General Partner

	By:	/s/ Laura P. Moon
	Name:	Laura P. Moon
	Title:	Chief Accounting Officer

PARENT:

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Laura P. Moon
Name:	Laura P. Moon
Title:	Chief Accounting Officer

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and as Lender

By:	/s/ Germaine R. Korhone
Name:	Germaine R. Korhone
Title:	Senior Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Andrew T. White
Name:	Andrew T. White
Title:	Senior Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

TRUIST BANK

By	/s/ C. Vincent Hughes, Jr.
Name:	C. Vincent Hughes, Jr.
Title:	Director

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

BMO BANK, N.A.

By	/s/ Rebecca Liu Chabanon
Name:	Rebecca Liu Chabanon
Title:	Director

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

TD BANK, N.A.

By	/s/ D. Randolph Bryan Wilson
Name:	D. Randolph Bryan Wilson
Title:	Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION

By	/s/ Mitchell Vega
Name:	Mitchell Vega
Title:	Senior Vice President

[Signature Page to Amendment No. 4 to Piedmont Term Loan Agreement]

Reaffirmation of Facility Guaranty

The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 4, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 4, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 4.

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Laura P. Moon
Name:	Laura P. Moon
Title:	Chief Accounting Officer